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                                                                     EXHIBIT 5.1

                                  June 26, 1997



       214/939-5500


Aurora Electronics, Inc.
9477 Waples Drive, Suite 150
San Diego, California 92121

Ladies and Gentlemen:

         We have acted as counsel to Aurora Electronics, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 235,116 shares (the "Shares") of the Company's common stock, par value $.03 per share (the "Common Stock"), acquired pursuant to that certain Agreement and Plan of Merger dated March 31, 1997 by and among Aurora Electronics Group, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, MicroLine, Inc., a New Jersey corporation, and the stockholders of MicroLine, Inc. as described in the Registration Statement of the Company on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission.

         In rendering this opinion, we have examined and relied upon executed originals, counterparts or copies of such documents, records, and certificates (including certificates of public officials and officers of the Company) as we considered necessary or appropriate for enabling us to express the opinions set forth herein. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to originals and completeness of all documents submitted to us as photostatic, conformed, notarized, or certified copies.

         Based on the foregoing, we are of the opinion that the Shares of Common Stock have been duly authorized, validly issued, fully paid, and nonassessable.

         This opinion may be filed as an exhibit to the Registration Statement. We also consent to the reference to this firm as having passed on the validity of such shares of Common Stock under the caption "Legal Matters" in the prospectus that constitutes a part of the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Very truly yours,


                                       HUGHES & LUCE, L.L.P.